UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 11, 2024

Informatica Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-40936 (Commission File Number)	61-1999534 (I.R.S. Employer Identification Number)
2100 Seaport Boulevard
Redwood City, California 94063
(650) 385-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INFA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 11, 2024, Informatica Inc. (the “Company”), Informatica LLC, as borrower (the “Borrower”), the other guarantors party thereto, 13381986 Canada Inc. and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into Amendment No. 2 (the “Amendment No. 2”) to the Credit and Guaranty Agreement, dated as of October 29, 2021 (as amended by that certain Amendment No. 1, dated as of June 13, 2023, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrower, the other guarantors party thereto, 13381986 Canada Inc., the lenders and issuing lenders party thereto, and the Administrative Agent.

Amendment No. 2 lowered the interest rate margin applicable to term loans to 2.25%, in the case of term SOFR loans, and 1.25%, in the case of base rate loans. Amendment No. 2 also eliminated the credit spread adjustment applicable to both term loans and revolving loans. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description of the terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2024, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company to reflect recently adopted Delaware law provisions regarding officer exculpation. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2024, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting were: (1) the election of Brian Ruder, Cesare Ruggiero and Jill Ward (the “Director Nominees”) to the Board as Class III directors, each to serve for a three-year term expiring at the Company’s 2027 annual meeting of stockholders and until their successor has been duly elected and qualified or until their earlier death, resignation, or removal (“Proposal 1”); (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”); (3) the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (“Proposal 3”); and (4) the approval of an amendment to the Company's amended and restated certificate of incorporation to reflect recently adopted Delaware law provisions regarding officer exculpation (“Proposal 4”).

Holders of the Company’s Class A common stock were entitled to vote on all matters presented for stockholder vote at the Annual Meeting. Holders of the Company’s Class B-1 common stock were entitled to vote on all matters presented for stockholder vote at the Annual Meeting, except for Proposal 1. Holders of the Company’s Class B-2 common stock were entitled to vote only on Proposal 1. At the Annual Meeting there was present in person or by proxy of the holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote at the meeting on all matters presented for stockholder vote and constituting a quorum for the transaction of business.

Based on the votes cast by holders of Class A common stock, Class B-1 common stock and Class B-2 common stock, with Class A and Class B-2 common stock voting together on Proposal 1, and Class A and Class B-1 common stock voting together on Proposals 2-4, the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:
1. The election of Brian Ruder, Cesare Ruggiero and Jill Ward to the Board of Directors as Class III directors (Proposal 1):

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian Ruder	253,559,787	26,494,063	10,251,130
Cesare Ruggiero	261,549,803	18,504,047	10,251,130
Jill Ward	259,778,749	20,275,101	10,251,130

2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2):

Votes For	Votes Against	Abstentions	Broker Non-Votes
289,859,214	317,715	128,051	—

3. The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal 3):

Votes For	Votes Against	Abstentions	Broker Non-Votes
247,728,031	32,303,664	22,155	10,251,130

4. The approval of an amendment to the Company's amended and restated certificate of incorporation to reflect recently adopted Delaware law provisions regarding officer exculpation (Proposal 4):

Votes For	Votes Against	Abstentions	Broker Non-Votes
255,324,842	24,698,298	30,710	10,251,130
No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
10.1	Amendment No. 2 to the Credit and Guaranty Agreement, effective as of June 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	June 14, 2024	INFORMATICA INC.

		By:	/s/ Bradford Lewis
Bradford Lewis
Senior Vice President & Chief Legal Officer